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                                                                   EXHIBIT 10.21



                      LONG TERM PERFORMANCE INCENTIVE PLAN
                            OF THE COCA-COLA COMPANY

Section 1.       Purpose

         The purpose of the Long Term Performance Incentive Plan of The Coca-Cola Company (the "Plan") is to advance the interests of The Coca-Cola Company (the "Company") by providing a competitive level of incentive for eligible senior executives which will encourage them to more closely identify with share-owner interests and to achieve financial results consistent with the Company's long range business plans. It will also provide a vehicle to attract and retain key executives who are responsible for moving the business forward.

Section 2.       Administration

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or a subcommittee thereof (the "Committee") consisting of not less than two members of the Board of Directors. The Committee shall determine which of the eligible key employees of the Company and its Affiliates (as hereinafter defined) to whom, and the time or times at which, Long Term Incentive Awards will be granted under the Plan, and the other conditions of the grant of the Long Term Incentive Awards. The provisions and conditions of the grants of Long Term Incentive Awards need not be the same with respect to each grantee or with respect to each Long Term Incentive Award.

         The Committee shall, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and shall make determinations and shall take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Long Term Incentive Awards granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Affiliates, the Committee, the Board, officers and the affected employees of the Company and/or its Affiliates and their respective successors in interest.
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Section 3.  Eligibility

         The Chief Executive Officer, the President (if any), each executive officer and up to five additional senior officers of the Company ("Eligible Officers") shall be eligible to participate in the Plan, but no individual shall have a right to participate. Long Term Incentive Awards may be granted to such Eligible Officers of the Company and its Affiliates as determined in the sole discretion of the Committee. The term "Affiliates" shall mean any corporation or business organization in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock or capital during the time to which the granting of the Long Term Incentive Award applies.

Section 4.  Grants of Long Term Incentive Awards

         (a) Annual Selection by the Committee of Participants. Annually, participants shall be selected prior to or shortly after the beginning of a three-year performance period ("Performance Period") in accordance with Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Following such selection by the Committee, the Chief Executive Officer shall advise such Eligible Officers that they are participants in the Plan for a Performance Period. Each Performance Period will be of three years duration and shall commence on the first day of January of the applicable year. A new three-year Performance Period shall commence each year.

         (b) Calculation of Performance Incentive Base. Annually, the Committee shall calculate the participant's Performance Incentive Base for the Performance Period then beginning. The Performance Incentive Base shall be the participant's salary grade midpoint at the time of notification, times a percentage predicated upon the participant's relative responsibility level within the Company. The percentage will be progressively higher for correspondingly higher levels of responsibility within the Company. Once the Performance Incentive Base (i.e., the employee's salary grade midpoint and the applicable percentage) is determined at the commencement of each Performance Period, that Performance Incentive Base will not change for that Performance Period.

Section 5.  Performance Criterion

         The measures of performance are objective and shall be based on two criteria measured annually over the three-year Performance Period. The criteria are (i) the Company's compounded average annual "growth in Unit Case Sales" over the Performance Period and (ii) the compounded annual "growth in Economic Profit" over the Performance Period.



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         (a)     Growth in Unit Case Sales.  The annual compound "growth in
Unit Case Sales" shall mean the growth in the number of cases of 24 8 oz. (U.S.) servings sold during a year compared to the number sold in the previous year, as determined by the Controller.

         (b) Growth in Economic Profit. "Growth in Economic Profit" for each calendar year shall be determined in accordance with the definition of Economic Profit in Accountant-in-Charge Memorandum Number 1987-10, as issued and updated from time to time by the Corporate Controller's Group of the Company and as in effect as of the beginning of each Performance Period. Growth in Economic Profit is generally defined as growth in net operating profit after taxes less a capital charge, where the capital charge is computed by multiplying average operating capital invested by the weighted average cost of capital.

Section 6.       Award Determination

         Awards will be determined after the close of each Performance Period from an award matrix, based upon the two performance criteria, which matrix shall be adopted by the Committee at the inception of each Performance Period. The amount of an Award will equal the product of the Participant's Performance Incentive Base and the percentage derived from the award matrix. In no event shall an Award to a participant for any Performance Period exceed the amount of $3,500,000, excluding interest on any Contingent Award or Vested Cash Award deferred in accordance with Section 7(d). The Committee may, in its sole discretion, reduce the amount of any Award or refuse to pay any Award.

Section 7.       Payment of Awards

         (a) Conditions to Payment of Awards. Prior to the payment of any Award, the Committee shall certify the appropriate level of growth in Unit Case Sales and Economic Profit to be used in determining the amount of such Award. In addition, no Award shall be payable pursuant to this Plan until share owner approval of the Plan (within the meaning of Code Section 162(m)) has been received.

         (b)     Awards.  Awards shall be paid in cash.

         (c) The Vested Cash Award. One-half of the Award will be paid in cash to each participant within sixty days after the date on which the Committee certifies the criteria and makes the Award (the "Vested Cash Award"). The second half of the Award is





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referred to herein as the "Contingent Award", and it shall be paid to each participant in the manner described in (e) below.

         (d) Deferral of Vested Cash Awards. All Vested Cash Awards shall be paid in cash at the time prescribed in subparagraph (c) above, unless the Committee has received and approved, in its sole discretion, prior to the grant of such Award, a request to defer payment. If such request to defer is approved by the Committee, the participant may elect to receive deferred payments of the Vested Cash Award from among the following options. Such election shall be made at the time the request to defer is made.

                 (i) Full cash payment at a date not less than one year from the date of the Vested Cash Award, nor more than one year after the date of retirement,

                 (ii) Equal annual installments over a period not to exceed fifteen years, commencing not less than one year from the date of the Vested Cash Award, or

                 (iii)    Upon retirement.

Any amounts deferred shall bear interest from the date a Vested Cash Award is granted to the date of payment, such interest to be calculated pursuant to rules promulgated by the Committee, but in no event shall constitute interest which is "above-market" as set forth in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. Notwithstanding any election to defer an Award as provided above, in the event of a participant's death, all amounts elected to be deferred shall be paid in full to the executor or administrator of a participant's estate within a reasonable time after notice to the Committee of such participant's death.

         (e) Payment and Forfeiture of Contingent Award. The Contingent Award, plus interest thereon in accordance with the formula referred to in
Section 7(d) from the date of such Contingent Award as determined by the Committee, shall be paid in cash to each participant within sixty days after the expiration of the second year following the end of the final year of the related Performance Period, provided that such Contingent Award has not been forfeited as set forth in the following sentence. The Contingent Award shall be forfeited to the Company (unless the Committee in its sole discretion shall otherwise determine) if, within two years from the date the Contingent Award is granted, the participant terminates his or her employment with the Company (for reasons other than death, retirement or disability as such disability may be determined by the Committee).





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         (f)     Retirement, Death or Disability During Forfeiture Period.  If,
within two years after the end of a Performance Period for which a participant receives a Contingent Award, the participant retires, dies or becomes disabled, such participant (or his or her estate) shall be paid the full Contingent
Award.

         (g) Deferral of Contingent Award. The participant may elect to defer receipt of the Contingent Award at the same time and in the same manner as provided with respect to the Vested Cash Award in subparagraph (d) above.

         (h) Withholding for Taxes. The Company shall have the right to deduct from all Long Term Incentive Award payments any taxes required to be withheld with respect to such payments.

         (i) Payments to Estates. Long Term Incentive Awards and earnings thereon, if any, to the extent that they are due to a participant pursuant to the provisions hereof and which remain unpaid at the time of the participant's death, shall be paid in full to the executor or administrator of the participant's estate.

Section 8.       Termination of Employment During any Performance Period

         (a) Termination for Reasons Other Than Retirement, Death or Disability. If the participant's employment by the Company or an Affiliate terminates for any reason (other than retirement, death or disability) during any Performance Period, that participant shall not be entitled to any Long Term Incentive Award for that Performance Period but may receive a pro-rated portion of the Long Term Incentive Award calculated in accordance with Section 8(b) below if the Committee so determines in its discretion.

         (b) Death, Disability or Retirement During Performance Period. If a participant retires, dies or becomes disabled during any Performance Period, the amount of the Long Term Incentive Award shall be calculated as provided in Sections 4, 5 and 6 as if the Performance Period ended on the last day of the year in which the participant retired, died or became disabled. Such Long Term Incentive Award will then be paid all in cash within sixty days after the date on which the independent public accountants of the Company issue their report on the financial statements of the Company for the last year of the Performance Period. The amount of the Long Term Incentive Award will be prorated by a fraction, the numerator of which shall be the number of whole calendar months in the period commencing with the first month of the Performance Period and ending with the whole calendar month immediately preceding the date of retirement,





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death or disability, and the denominator of which will be thirty-six.

Section 9.       Amendments, Modification and Termination of the Plan

         The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Long Term Incentive Award granted hereunder so long as share owner approval has been obtained if required by Code
Section 162(m). No amendment, termination or modification of the Plan may in any manner affect Long Term Incentive Awards theretofore granted without the consent of the participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Long Term Incentive Awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such award.

Section 10.      Governing Law

         The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

Section 11.      Effect on Benefit Plans

         Awards will be included in the computation of benefits under the Employees' Retirement Plan, Overseas Retirement Plan and other retirement plans maintained by the Company under which the Participant may be covered and the Thrift Plan, subject to all applicable laws and in accordance with the provisions of those plans.

         Awards shall not be included in the computation of benefits under any Group Life Insurance Plan, Travel Accident Insurance Plan, Personal Accident Insurance Plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

Section 12.      Change in Control

         If there is a Change in Control (as hereinafter defined) while the Plan remains in effect, then

                 (a) each participant's Award accrued through the date of such Change in Control for each Performance Period





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                 then in effect automatically shall become nonforfeitable on such date,

                 (b) the Committee immediately after the date of such Change in Control shall determine each participant's Award accrued through the end of the calendar month which immediately precedes the date of such Change in Control, and such determination shall be made based on a formula established by the Committee which computes such Award using
                 (1) actual performance data for each full Plan Year in each Performance Period for which such data is available and (2) projected data for each other Plan Year, which projection shall be based on a comparison (for the Plan Year which includes the Change in Control) of the actual performance versus budgeted performance for compound unit case sales growth for the full calendar months (in such Plan Year) which immediately precede the Change in Control and the actual performance versus budget performance for the compound growth in Economic Profit for such period multiplied by (3) a fraction, the numerator of which shall be the number of full calendar months in each such Performance Period before the date of the Change in Control and the denominator of which shall be thirty-six,

                 (c) each participant's accrued Award (as determined under Section 12(b) and his then unpaid Vested Cash Award and Contingent Award(s) under Section 7 (computed with interest at the weighted prime rate at Trust Company Bank, Atlanta, Georgia, accrued on such awards under Section 7 through the date of such Change in Control but in no event constituting an "above-market" rate of interest as set forth in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) shall be paid to him in a lump sum in cash promptly after the date of such Change in Control in lieu of any other additional payments under the Plan for the related Performance Periods, and

                 (d) any federal golden parachute payment excise tax paid or payable under Section 4999 of the Code, or any successor to such Section, by a participant for his taxable year for which he reports the payment made under Section 12(c) on his federal income tax return shall be deemed attributable to such payment under Section 12(c), and the Company promptly on written demand from the participant (or, if he is dead, from his estate) shall pay to him (or, if he is dead, to his estate) an amount equal to such excise tax.





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A "Change in Control" for purposes of this Section 12 shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which its stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.





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